SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2003

SUPERIOR FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25239	51-0379417
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

16101 LaGrande Drive, Suite 103
Little Rock, Arkansas	72223
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: 501-324-7282

Item 9. Regulation FD Disclosure

Superior Financial Corp. (NASDAQ: SUFI) has been informed by Arvest Holdings, Inc. that the Board of Governors of the Federal Reserve has approved the notice under the Bank Holding Company Act by Arvest Bank Group, Inc. to acquire Superior and Superior’s wholly owned subsidiary, Superior Bank. Superior expects to complete the merger as soon as practicable and anticipates that the closing will occur before September 30, 2003.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release contains forward looking statements within the meaning of the federal securities laws. The forward looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements. Factors that may cause results or outcomes to differ materially from those contemplated by such forward looking statements include, among other things, the following possibilities: (i) changes in the financial condition of the parties, changes in the economy generally, or in changes in the financial services industry that could adversely affect the willingness or ability of the parties to consummate the proposed transactions; (ii) changes in the regulatory environment that could impede or prevent the consummation of the proposed transactions; (iii) adverse developments in pending litigation; and (iv) other events beyond the control of the parties that prevent the consummation of the proposed transactions. When used in this release, the words “anticipate”, “expect”, “believe”, “may”, “might”, “will”, and similar expressions are intended to identify forward looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR FINANCIAL CORP. (Registrant)

Date: August 26, 2003	By:	/s/ Robert A. Kuehl
Robert A. Kuehl Chief Financial Officer

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